AMENDMENT NO. 1 TO CREDIT AGREEMENT
This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment") is dated as of March __, 2016, and is entered into by and between ALERIS INTERNATIONAL, INC., a Delaware corporation ("Company"), in its capacity as Borrower Representative, and JPMORGAN CHASE BANK, N.A., as the administrative agent for the Lenders referred to below (the "Administrative Agent").
W I T N E S S E T H:
WHEREAS, Company, the other Domestic Borrowers party thereto, ALERIS ALUMINUM DUFFEL BVBA, a private limited liability company organized under the laws of Belgium ("Belgian Borrower"), ALERIS ROLLED PRODUCTS GERMANY GMBH, a company with limited liability organized under the laws of Germany ("German Borrower A"), ALERIS CASTHOUSE GERMANY GMBH, a company with limited liability organized under the laws of Germany ("German Borrower B"), ALERIS SWITZERLAND GMBH, a company with limited liability organized under the laws of Switzerland ("Swiss Borrower"; together with Company, the other Domestic Borrowers, Belgian Borrower, German Borrower A and German Borrower B, collectively, the "Borrowers"), the other Loan Parties from time to time party thereto, the lenders from time to time party thereto (the "Lenders"), J.P. MORGAN EUROPE LIMITED, as the European Agent for the Lenders (the "European Agent"), and Administrative Agent are parties to that certain Credit Agreement dated as of June 15, 2015 (as amended, modified and supplemented from time to time, the "Credit Agreement"; capitalized terms not otherwise defined herein have the definitions provided therefor in the Credit Agreement);
WHEREAS, the Borrowers have requested, in accordance with Section 9.02(e) of the Credit Agreement, that Administrative Agent and Borrower Representative amend Section 5.20(c) of the Credit Agreement to cure an inconsistency contained therein; and
WHEREAS, the Administrative Agent has agreed to such request and the amendment set forth herein, subject to the terms and conditions set forth herein;
NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Amendment. The Credit Agreement is hereby amended as follows:
(a)    Section 5.20(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(c)    If any assets constituting Collateral as provided in any Collateral Document applicable to the relevant Loan Party are acquired by any Loan Party after the Effective Date (other than assets constituting Collateral under any Security Agreement that become subject to the Lien under such Security Agreement upon acquisition thereof), the Borrower Representative will (i) notify the Administrative Agent and the Lenders thereof and, if requested by the Administrative Agent or the Required Lenders, cause such assets to be subjected to a Lien securing the Secured Obligations and (ii) take, and cause each applicable Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (b) of this Section, all at the expense of the Loan Parties.

2.    Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
3.    References. Any reference to the Credit Agreement contained in any document, instrument or Credit Agreement executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.
4.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., "pdf") transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party.
5.    Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of New York, but giving effect to federal laws applicable to national banks. Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER REPRESENTATIVE:
ALERIS INTERNATIONAL, INC., as Borrower Representative
By:	/s/ Eric M. Rychel
Name:	Eric M. Rychel
Title:	Executive Vice President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT:
JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Mac A. Banas
Name:	Mac A. Banas
Title:	Authorized Officer

Signature Page to Amendment No. 1 to Credit Agreement